EXHIBIT 23.2

                        CONSENT OF McKONLY & ASBURY LLP





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                      [LETTERHEAD OF MCKONLY & ASBURY LLP]

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Steelton Bancorp, Inc.
Steelton, Pennsylvania


         We consent to the incorporation by reference in this Registration Statement of Steelton Bancorp, Inc. on Form S-8 of our report dated January 24, 2000, incorporated by reference in the Annual Report on Form 10-KSB of Steelton Bancorp, Inc. for the year ended December 31, 1999.




                             /s/McKonly & Asbury LLP
                             -----------------------
                              McKonly & Asbury LLP



April 21, 2000

Harrisburg, Pennsylvania